UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2010

Brainstorm Cell Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-61610	20-8133057
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 East 59th Street
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 557-9000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

On December 13, 2010, the Board of Directors of BrainStorm Cell Therapeutics Inc. (the “Company”) elected Alon Pinkas to the Board of Directors.

There are no arrangements or understandings between Mr. Pinkas and any other persons pursuant to which Mr. Pinkas was appointed as a director. There have been no transactions and there are no currently proposed transactions to which the Company or any of its subsidiaries was or is a party in which Mr. Pinkas has a material interest, which are required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Pinkas will receive equity compensation consistent with what is paid to the other non-employee directors of the Company.

At this time, the committees of the Board of Directors to which Mr. Pinkas will be named have not been determined.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 17, 2010	Brainstorm Cell Therapeutics Inc.

	By:	/s/ Chaim Lebovits
Chaim Lebovits
President